Exhibit 4.6

LIST OF EXHIBIT AND SCHEDULE
TO
ESCROW AGREEMENT

Exhibit A                  Representative  Agreement,  effective  as  of  August
                           28, 1999, appointing Keith D. Beaty as representative
                           for   certain   former    stockholders   of   Implant
                           Innovations International Corporation to act on their behalf with respect to the Merger Agreement, the Escrow Agreement and certain other documents relating to the merger of Implant Innovations International
                           Corporation and Palm Acquisition Corp.

Schedule A                 Listing    of   former   stockholders   of    Implant
                           Innovations  International Corporation and the number
                           of  Biomet Common Shares issued to these stockholders
                           in connection with  the merger  of Implant Innovation
                           International   Corporation   with   and   into  Palm
                           Acquisition Corp.